Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-34648


PROSPECTUS SUPPLEMENT DATED August 21, 2000
(To Prospectus filed on April 12, 2000)




                                PMC-SIERRA, INC.

                                   PROSPECTUS

                        1,716,072 Shares of Common Stock

                            -------------------------



         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.

         The table captioned "Selling Stockholders" commencing on page 3 of the Prospectus is hereby amended to reflect the following additions and changes.


                                                                Shares to be
                                                               Offered for the
     Selling Stockholders                                  Selling Stockholder**
------------------------------------------               -----------------------

Wesley Clover Corporation                                              58,935

10729 Newfoundland Limited                                            112,500

10750 Newfoundland Limited                                            337,500

RBC Dominion Securities Inc. Account No.499-21352-12                    2,687
itf Ronald Alleyne

Merrill Lynch Account No. 16-ANJS-S itf Pascal de Wit                   1,343

BMO Nesbitt Burns Account No. 491-10642-12 itf James Strober            1,433

TD Evergreen Investment Services Account No.7H8966S                       334
itf Shen Hong Chin

BMO Nesbitt Burns Account No. 536-02379-10                              1,119
itf Hans van der Schoot

BMO Nesbitt Burns Account No. 7061760018 itf Johanna Meunier              559

Gundyco Account No. 5526319313 itf Shailendra Paliwal                   3,919

RBC Dominion Securities Inc. Account No. 490-67435-15                   1,679
itf James Aitken

BMO Nesbitt Burns Account No. 536-02424-15                                671
itf Andrei Tamauceanu

Merrill Lynch Account No. 16-AM32-S itf Maher Amer                        740

TD Evergreen Investment Services Account No.7H8965S                       248
itf Max Harris

Gundyco Account No. 5526316319 itf Gareth O'Loughlin                    5,061

RBC Dominion Securities Inc. Account No. 499-20291-18                     219
itf Morgan Smail

RBC Dominion Securities Inc. Account No. 499-20291-18                   2,913
itf Morgan Smail

RBC Dominion Securities Inc. Account No. 499-41525-12                     226
itf Morgan Smail

BMO Nesbitt Burns Account No. 536-02423-16                                447
itf Ana-Maria Andrescu